                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 24, 2024		574-235-2000

1st Source Corporation Reports Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $34.94 million for the quarter, up $2.00 million or 6.07% from the third quarter of 2023. Diluted net income per common share was $1.41, up $0.09 or 6.82% from the prior year’s third quarter of $1.32.
•Cash dividend of $0.36 cents per common share for the quarter was approved, up 12.50% from the cash dividend declared a year ago.
•Tax-equivalent net interest income was $75.63 million, up $1.44 million or 1.94% from the second quarter of 2024 and up $6.22 million, or 8.97% from the third quarter a year ago. Tax-equivalent net interest margin was 3.64%, up five basis points from the previous quarter and up 18 basis points from the third quarter a year ago.
•Net charge-offs of $0.85 million or 0.05% of average loans and leases occurred during the quarter compared to net recoveries of $1.99 million or 0.12% of average loans and leases during the previous quarter.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $34.94 million for the third quarter of 2024, compared to $36.79 million the previous quarter and up 6.07% from the $32.94 million reported in the third quarter a year ago. Year-to-date 2024 net income was $101.19 million, up 4.86% compared to $96.50 million during the first nine months of 2023. Diluted net income per common share for the third quarter of 2024 was $1.41, down 5.37% compared to $1.49 in the previous quarter and up 6.82%, versus $1.32 in the third quarter of 2023. Diluted net income per common share for the first nine months of 2024 was $4.09, up 5.68% compared to $3.87 a year earlier.
At its October 2024 meeting, the Board of Directors approved a cash dividend of $0.36 cents per common share, up 12.50% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on November 5, 2024, and will be paid on November 15, 2024.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased with our increase in revenue and net interest margin expansion compared to the previous quarter. Disciplined loan and lease pricing lead to a five basis point improvement from the prior quarter. This marks the fourth consecutive quarter of margin expansion despite persistent deposit rate competition as the Federal Reserve raised rates or held them steady over that period. They have recently begun to lower rates.
“While still very good, credit was challenged in the quarter with elevated net charge-offs, the majority of which were from one business account. Nonperforming assets to loans and leases at September 30, 2024, was 0.47%, up from 0.31% at June 30, 2024, and the allowance for loan and lease losses as a percentage of total loans and leases remained strong at 2.30% up from 2.26% the previous quarter.
“We were very pleased to learn during the third quarter that 1st Source Bank won several accolades. We made Forbes’ America’s Best-in-State Employers list, which was created by surveying more than 160,000 employees working for companies that had at least 500 employees in the United States. Also, 1st Source Bank’s Specialty Finance Group was included in Monitor’s Best Companies in Equipment Finance in the Leadership category. Great leadership was defined for this award to include attributes such as accessibility, transparency, communication, and collaboration – an apt description of our Bank leadership team.

“Another welcome honor was when two of our board members along with myself, were named to the Indiana 250 list by IBJ Media. Isaac Torres and Tracy Graham were both included in the list which identifies the state’s most influential community and business leaders. We are thrilled to have both Isaac and Tracy’s experience and leadership on our Board of Directors. Finally, we once again made the Piper Sandler Sm-All Stars list in the Class of 2024. This list identifies the top performing small-cap banks and thrifts in the U.S. These honors speak directly to our values and mission in the ways that we deliver both for our clients and colleagues – helping them achieve security, build wealth, and realize their dreams." Mr. Murphy concluded.

THIRD QUARTER 2024 FINANCIAL RESULTS
Loans
Third quarter average loans and leases were $6.61 billion, which was flat compared to the previous quarter, and increased $359.79 million, up 5.76% from the third quarter a year ago. Year-to-date average loans and leases increased $430.26 million to $6.57 billion, up 7.01% from the first nine months of 2023.
Deposits
Third quarter average deposits were $7.13 billion, which was down $49.25 million, or 0.69%, from the previous quarter, and up $184.32 million or 2.65% compared to the quarter ended September 30, 2023. Average deposits for the first nine months of 2024 were $7.11 billion, an increase of $190.13 million, up 2.75% from the same period a year ago. Average deposit balances declined from the previous quarter primarily due to expected seasonal public fund outflows and lower brokered deposit balances. Average deposit balance growth from the third quarter of 2023 was primarily in savings, time, and brokered deposits.
Net Interest Income and Net Interest Margin
Third quarter 2024 tax-equivalent net interest income increased $1.44 million to $75.63 million, up 1.94% from the previous quarter and increased $6.22 million, up 8.97% from the third quarter a year ago. For the first nine months of 2024, tax equivalent net interest income increased $14.00 million to $221.89 million, up 6.73% from the first nine months of 2023.
Third quarter 2024 net interest margin was 3.63%, an increase of four basis points from the 3.59% in the previous quarter and an increase of 18 basis points from the same period in 2023. On a fully tax-equivalent basis, third quarter 2024 net interest margin was 3.64%, up five basis points compared to the 3.59% in the previous quarter, and an increase of 18 basis points from the same period in 2023. The five basis point increase from the prior quarter was primarily due to higher rates on loan balances and less reliance on higher costing short-term borrowings.
Net interest margin for the first nine months of 2024 was 3.58%, an increase of eight basis points compared to the first nine months of 2023. Net interest margin on a fully-tax equivalent basis for the first nine months of 2024 was 3.59%, an increase of eight basis points compared to the first nine months of the prior year.
Noninterest Income
Third quarter 2024 noninterest income of $22.45 million was down $0.77 million, or 3.33% from the previous quarter, and decreased $2.01 million, down 8.21% compared to the third quarter a year ago. For the first nine months of 2024, noninterest income was $67.83 million, a decrease of $2.72 million, down 3.86% from the same period a year ago.
The decrease in noninterest income compared to the previous quarter was mainly due to lower trust and wealth advisory income from seasonal tax preparation fees during the second quarter, a decline in mortgage banking income from lower sales volumes, a decrease in partnership investment gains, lower interest rate swaps fees, and a reduction in equipment rental income as demand for leases declined. These decreases were offset by increased bank owned life insurance policy claims recognized.
The decrease in noninterest income compared to the third quarter and first nine months of 2023 was primarily due to fewer gains on the sale of renewable energy tax equity investments, reduced equipment rental income as demand for leases declined, lower contingent insurance commissions received, a decline in bank owned life insurance policy claims recognized, and less interest rate swap fees. These declines were offset by higher trust and wealth advisory income due to improvements in overall market performance and increased mortgage banking income from higher sales volumes and margins.

Noninterest Expense
Third quarter 2024 noninterest expense of $49.44 million was flat compared to the prior quarter and decreased $0.72 million or 1.44% from the third quarter a year ago. For the first nine months of 2024, noninterest expense was $148.52 million, down slightly from the same period a year ago.
Total noninterest income was flat compared to the previous quarter. Increases were the result of higher employee benefit costs from increased group insurance claims and higher incentive compensation. These increases were offset by a decrease in the provision for unfunded loan commitments due to higher loan fundings and higher gains on the sale of fixed assets.
The decrease in noninterest expense compared to the third quarter and first nine months of 2023, was the result of a decrease in the loan loss provision for unfunded commitments due to higher loan fundings, lower leased equipment depreciation, reduced group insurance claims, and higher gains on the sale of fixed assets. These decreases were offset by higher salaries and wages from normal merit increases, the impact of wage inflation and an increase in the number of employees filling prior open positions, increased data processing costs from technology projects, and an increase in professional fees as a result of a $1.08 million reversal of accrued legal fees during the first quarter of 2023.
Credit
The allowance for loan and lease losses increased to $152.32 million as of September 30, 2024, or 2.30% of total loans and leases. This percentage compared to 2.26% at June 30, 2024, and 2.27% at September 30, 2023. Net charge-offs of $0.85 million were recorded for the third quarter of 2024, compared with net recoveries of $1.99 million in the prior quarter and net charge-offs of $0.33 million in the same quarter a year ago. The majority of the third quarter’s charge-offs related to one account in the commercial and agricultural portfolio.
The provision for credit losses was $3.11 million for the third quarter of 2024, an increase of $3.05 million from the previous quarter and an increase of $2.25 million compared with the same period in 2023. Net charge-offs and higher special attention outstandings compared to net recoveries in the previous quarter were the primary reasons for the increase in the provision for credit losses during the quarter, along with a change in quantitative assumptions during the quarter regarding the treatment of renewals for loans in special attention. The ratio of nonperforming assets to loans and leases was 0.47% as of September 30, 2024, compared to 0.31% on June 30, 2024, and 0.27% on September 30, 2023.
Capital
As of September 30, 2024, the common equity-to-assets ratio was 12.60%, compared to 11.75% at June 30, 2024, and 10.84% a year ago. The tangible common equity-to-tangible assets ratio was 11.76% at September 30, 2024, compared to 10.91% at June 30, 2024, and 9.96% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 14.18% at September 30, 2024, compared to 13.74% at June 30, 2024, and 13.31% a year ago.
Capital accretion over the last twelve months has been driven primarily by growth in retained earnings and a reduction in unrealized losses in our short-duration investment securities available-for-sale portfolio.
No shares were repurchased for treasury during the third quarter of 2024.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 77 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2024 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
AVERAGE BALANCES
Assets	$8,719,824	$8,761,006	$8,417,391	$8,711,023	$8,368,054
Earning assets	8,273,301	8,303,518	7,963,537	8,253,068	7,917,763
Investments	1,539,219	1,554,362	1,645,906	1,567,123	1,703,626
Loans and leases	6,605,677	6,606,209	6,245,883	6,572,108	6,141,849
Deposits	7,134,426	7,183,678	6,950,105	7,109,827	6,919,695
Interest bearing liabilities	5,806,983	5,922,916	5,566,874	5,837,681	5,470,305
Common shareholders’ equity	1,079,543	1,027,138	940,544	1,037,809	919,182
Total equity	1,150,795	1,098,740	999,552	1,111,540	987,461
INCOME STATEMENT DATA
Net interest income	$75,486	$74,050	$69,236	$221,451	$207,317
Net interest income - FTE(1)	75,630	74,194	69,406	221,887	207,892
Provision for credit losses	3,108	56	859	9,759	3,955
Noninterest income	22,448	23,221	24,455	67,825	70,547
Noninterest expense	49,443	49,491	50,166	148,520	148,752
Net income	34,914	36,805	32,939	101,181	96,517
Net income available to common shareholders	34,937	36,793	32,939	101,185	96,498
PER SHARE DATA
Basic net income per common share	$1.41	$1.49	$1.32	$4.09	$3.87
Diluted net income per common share	1.41	1.49	1.32	4.09	3.87
Common cash dividends declared	0.36	0.34	0.32	1.04	0.96
Book value per common share(2)	45.05	42.58	37.83	45.05	37.83
Tangible book value per common share(1)	41.62	39.16	34.40	41.62	34.40
Market value - High	65.63	53.74	49.36	65.63	53.85
Market value - Low	51.80	47.30	40.96	47.30	38.77
Basic weighted average common shares outstanding	24,514,144	24,495,495	24,660,508	24,489,665	24,677,914
Diluted weighted average common shares outstanding	24,514,144	24,495,495	24,660,508	24,489,665	24,677,914
KEY RATIOS
Return on average assets	1.59%	1.69%	1.55%	1.55%	1.54%
Return on average common shareholders’ equity	12.87	14.41	13.89	13.02	14.04
Average common shareholders’ equity to average assets	12.38	11.72	11.17	11.91	10.98
End of period tangible common equity to tangible assets(1)	11.76	10.91	9.96	11.76	9.96
Risk-based capital - Common Equity Tier 1(3)	14.18	13.74	13.31	14.18	13.31
Risk-based capital - Tier 1(3)	15.84	15.38	14.86	15.84	14.86
Risk-based capital - Total(3)	17.10	16.64	16.12	17.10	16.12
Net interest margin	3.63	3.59	3.45	3.58	3.50
Net interest margin - FTE(1)	3.64	3.59	3.46	3.59	3.51
Efficiency ratio: expense to revenue	50.49	50.88	53.54	51.34	53.53
Efficiency ratio: expense to revenue - adjusted(1)	50.32	50.78	54.24	51.20	53.46
Net charge-offs (recoveries) to average loans and leases	0.05	(0.12)	0.02	0.10	(0.02)
Loan and lease loss allowance to loans and leases	2.30	2.26	2.27	2.30	2.27
Nonperforming assets to loans and leases	0.47	0.31	0.27	0.47	0.27

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
END OF PERIOD BALANCES
Assets	$8,763,946	$8,878,003	$8,667,837	$8,727,958	$8,525,058
Loans and leases	6,616,100	6,652,999	6,562,772	6,518,505	6,353,648
Deposits	7,125,944	7,195,924	7,055,311	7,038,581	6,967,492
Allowance for loan and lease losses	152,324	150,067	148,024	147,552	144,074
Goodwill and intangible assets	83,902	83,907	83,912	83,916	83,921
Common shareholders’ equity	1,104,253	1,043,515	1,009,886	989,568	924,250
Total equity	1,175,205	1,114,855	1,081,549	1,068,263	982,997
ASSET QUALITY
Loans and leases past due 90 days or more	$100	$185	$26	$149	$154
Nonaccrual loans and leases	30,678	20,297	22,097	23,381	16,617
Other real estate	—	—	—	—	117
Repossessions	109	352	308	705	233
Total nonperforming assets	$30,887	$20,834	$22,431	$24,235	$17,121
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2024	2024	2023	2023
ASSETS
Cash and due from banks	$99,900	$89,592	$77,474	$75,729
Federal funds sold and interest bearing deposits with other banks	69,461	179,651	52,194	35,406
Investment securities available-for-sale, at fair value	1,563,461	1,523,548	1,622,600	1,605,242
Other investments	23,855	24,585	25,075	25,075
Mortgages held for sale	3,690	2,763	1,442	3,118
Loans and leases, net of unearned discount:
Commercial and agricultural	723,176	721,235	766,223	763,051
Renewable energy	479,947	459,441	399,708	364,949
Auto and light truck	949,473	1,009,967	966,912	901,484
Medium and heavy duty truck	299,208	315,157	311,947	323,202
Aircraft	1,065,801	1,058,591	1,078,172	1,079,581
Construction equipment	1,141,367	1,132,556	1,084,752	1,062,097
Commercial real estate	1,156,823	1,164,598	1,129,861	1,088,199
Residential real estate and home equity	664,581	654,357	637,973	627,515
Consumer	135,724	137,097	142,957	143,570
Total loans and leases	6,616,100	6,652,999	6,518,505	6,353,648
Allowance for loan and lease losses	(152,324)	(150,067)	(147,552)	(144,074)
Net loans and leases	6,463,776	6,502,932	6,370,953	6,209,574
Equipment owned under operating leases, net	13,011	13,886	20,366	24,096
Premises and equipment, net	48,185	48,201	46,159	43,951
Goodwill and intangible assets	83,902	83,907	83,916	83,921
Accrued income and other assets	394,705	405,938	427,779	418,946
Total assets	$8,763,946	$8,875,003	$8,727,958	$8,525,058
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,635,981	$1,578,762	$1,655,728	$1,680,725
Interest-bearing deposits:
Interest-bearing demand	2,404,805	2,543,724	2,430,833	2,416,864
Savings	1,242,551	1,255,154	1,213,334	1,180,837
Time	1,842,607	1,818,284	1,738,686	1,689,066
Total interest-bearing deposits	5,489,963	5,617,162	5,382,853	5,286,767
Total deposits	7,125,944	7,195,924	7,038,581	6,967,492
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	63,553	70,767	55,809	48,335
Other short-term borrowings	102,124	217,450	256,550	223,757
Total short-term borrowings	165,677	288,217	312,359	272,092
Long-term debt and mandatorily redeemable securities	39,220	39,136	47,911	46,533
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	199,136	181,107	202,080	197,180
Total liabilities	7,588,741	7,763,148	7,659,695	7,542,061
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2024, June 30, 2024, December 31, 2023, and September 30, 2023, respectively	436,538	436,538	436,538	436,538
Retained earnings	868,075	841,790	789,842	769,603
Cost of common stock in treasury (3,691,291, 3,698,651, 3,771,070, and 3,776,591 shares at September 30, 2024, June 30, 2024, December 31, 2023, and September 30, 2023, respectively)	(129,134)	(129,248)	(130,489)	(130,579)
Accumulated other comprehensive loss	(71,226)	(105,565)	(106,323)	(151,312)
Total shareholders’ equity	1,104,253	1,043,515	989,568	924,250
Noncontrolling interests	70,952	71,340	78,695	58,747
Total equity	1,175,205	1,114,855	1,068,263	982,997
Total liabilities and equity	$8,763,946	$8,878,003	$8,727,958	$8,525,058

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Interest income:
Loans and leases	$115,200	$113,101	$100,206	$337,503	$280,195
Investment securities, taxable	6,120	5,900	5,918	18,099	18,512
Investment securities, tax-exempt	251	254	319	765	1,131
Other	1,659	1,914	883	4,500	2,498
Total interest income	123,230	121,169	107,326	360,867	302,336
Interest expense:
Deposits	43,782	43,095	34,405	126,621	84,538
Short-term borrowings	1,509	2,158	2,136	6,769	5,154
Subordinated notes	1,054	1,061	1,060	3,176	3,108
Long-term debt and mandatorily redeemable securities	1,399	805	489	2,850	2,219
Total interest expense	47,744	47,119	38,090	139,416	95,019
Net interest income	75,486	74,050	69,236	221,451	207,317
Provision for credit losses	3,108	56	859	9,759	3,955
Net interest income after provision for credit losses	72,378	73,994	68,377	211,692	203,362
Noninterest income:
Trust and wealth advisory	6,524	7,081	5,648	19,892	17,794
Service charges on deposit accounts	3,279	3,203	3,297	9,552	9,418
Debit card	4,598	4,562	4,377	13,361	13,585
Mortgage banking	1,042	1,280	971	3,272	2,699
Insurance commissions	1,641	1,611	1,714	5,028	5,384
Equipment rental	1,141	1,257	2,101	4,069	6,930
Losses on investment securities available-for-sale	—	—	—	—	(44)
Other	4,223	4,227	6,347	12,651	14,781
Total noninterest income	22,448	23,221	24,455	67,825	70,547
Noninterest expense:
Salaries and employee benefits	31,274	29,238	28,866	90,084	85,699
Net occupancy	3,011	2,908	2,867	8,915	8,165
Furniture and equipment	1,496	1,265	1,217	3,910	3,938
Data processing	7,002	6,712	6,289	20,214	18,714
Depreciation – leased equipment	907	999	1,672	3,194	5,570
Professional fees	1,928	1,713	1,763	4,986	4,149
FDIC and other insurance	1,423	1,627	1,598	4,707	4,302
Business development and marketing	1,671	2,026	1,201	5,441	4,822
Other	731	3,003	4,693	7,069	13,393
Total noninterest expense	49,443	49,491	50,166	148,520	148,752
Income before income taxes	45,383	47,724	42,666	130,997	125,157
Income tax expense	10,469	10,919	9,727	29,816	28,640
Net income	34,914	36,805	32,939	101,181	96,517
Net loss (income) attributable to noncontrolling interests	23	(12)	—	4	(19)
Net income available to common shareholders	$34,937	$36,793	$32,939	$101,185	$96,498
Per common share:
Basic net income per common share	$1.41	$1.49	$1.32	$4.09	$3.87
Diluted net income per common share	$1.41	$1.49	$1.32	$4.09	$3.87
Basic weighted average common shares outstanding	24,514,144	24,495,495	24,660,508	24,489,665	24,677,914
Diluted weighted average common shares outstanding	24,514,144	24,495,495	24,660,508	24,489,665	24,677,914

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,510,162	$6,120	1.61%	$1,524,751	$5,900	1.56%	$1,605,912	$5,918	1.46%
Tax exempt(1)	29,057	316	4.33%	29,611	319	4.33%	39,994	397	3.94%
Mortgages held for sale	3,758	63	6.67%	4,179	65	6.26%	3,169	54	6.76%
Loans and leases, net of unearned discount(1)	6,605,677	115,216	6.94%	6,606,209	113,115	6.89%	6,245,883	100,244	6.37%
Other investments	124,647	1,659	5.29%	138,768	1,914	5.55%	68,579	883	5.11%
Total earning assets(1)	8,273,301	123,374	5.93%	8,303,518	121,313	5.88%	7,963,537	107,496	5.36%
Cash and due from banks	64,014			60,908			68,640
Allowance for loan and lease losses	(151,693)			(149,688)			(145,197)
Other assets	534,202			546,268			530,411
Total assets	$8,719,824			$8,761,006			$8,417,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,534,358	$43,782	3.15%	$5,603,880	$43,095	3.09%	$5,247,332	$34,405	2.60%
Short-term borrowings:
Securities sold under agreements to repurchase	64,032	173	1.07%	61,729	146	0.95%	60,736	35	0.23%
Other short-term borrowings	110,710	1,336	4.80%	159,953	2,012	5.06%	153,523	2,101	5.43%
Subordinated notes	58,764	1,054	7.14%	58,764	1,061	7.26%	58,764	1,060	7.16%
Long-term debt and mandatorily redeemable securities	39,119	1,399	14.23%	38,590	805	8.39%	46,519	489	4.17%
Total interest-bearing liabilities	5,806,983	47,744	3.27%	5,922,916	47,119	3.20%	5,566,874	38,090	2.71%
Noninterest-bearing deposits	1,600,068			1,579,798			1,702,773
Other liabilities	161,978			159,552			148,192
Shareholders’ equity	1,079,543			1,027,138			940,544
Noncontrolling interests	71,252			71,602			59,008
Total liabilities and equity	$8,719,824			$8,761,006			$8,417,391
Less: Fully tax-equivalent adjustments		(144)			(144)			(170)
Net interest income/margin (GAAP-derived)(1)		$75,486	3.63%		$74,050	3.59%		$69,236	3.45%
Fully tax-equivalent adjustments		144			144			170
Net interest income/margin - FTE(1)		$75,630	3.64%		$74,194	3.59%		$69,406	3.46%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,537,066	$18,099	1.57%	$1,657,241	$18,512	1.49%
Tax exempt(1)	30,057	962	4.28%	46,385	1,413	4.07%
Mortgages held for sale	3,257	162	6.64%	2,489	114	6.12%
Loans and leases, net of unearned discount(1)	6,572,108	337,580	6.86%	6,141,849	280,374	6.10%
Other investments	110,580	4,500	5.44%	69,799	2,498	4.78%
Total earning assets(1)	8,253,068	361,303	5.85%	7,917,763	302,911	5.11%
Cash and due from banks	62,277			70,288
Allowance for loan and lease losses	(150,127)			(143,545)
Other assets	545,805			523,548
Total assets	$8,711,023			$8,368,054

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,511,116	126,621	3.07%	5,143,493	84,538	2.20%
Short-term borrowings:
Securities sold under agreements to repurchase	57,934	366	0.84%	87,909	107	0.16%
Other short-term borrowings	168,234	6,403	5.08%	133,965	5,047	5.04%
Subordinated notes	58,764	3,176	7.22%	58,764	3,108	7.07%
Long-term debt and mandatorily redeemable securities	41,633	2,850	9.14%	46,174	2,219	6.43%
Total interest-bearing liabilities	5,837,681	139,416	3.19%	5,470,305	95,019	2.32%
Noninterest-bearing deposits	1,598,711			1,776,202
Other liabilities	163,091			143,086
Shareholders’ equity	1,037,809			919,182
Noncontrolling interests	73,731			59,279
Total liabilities and equity	$8,711,023			$8,368,054
Less: Fully tax-equivalent adjustments		(436)			(575)
Net interest income/margin (GAAP-derived)(1)		$221,451	3.58%		$207,317	3.50%
Fully tax-equivalent adjustments		436			575
Net interest income/margin - FTE(1)		$221,887	3.59%		$207,892	3.51%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2024	2024	2023	2024	2023
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$123,230	$121,169	$107,326	$360,867	$302,336
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	79	79	92	239	293
(C)	– Tax exempt investment securities	65	65	78	197	282
(D)	Interest income – FTE (A+B+C)	123,374	121,313	107,496	361,303	302,911
(E)	Interest expense (GAAP)	47,744	47,119	38,090	139,416	95,019
(F)	Net interest income (GAAP) (A-E)	75,486	74,050	69,236	221,451	207,317
(G)	Net interest income - FTE (D-E)	75,630	74,194	69,406	221,887	207,892
(H)	Annualization factor	3.978	4.022	3.967	1.336	1.337
(I)	Total earning assets	$8,273,301	$8,303,518	$7,963,537	$8,253,068	$7,917,763
	Net interest margin (GAAP-derived) (F*H)/I	3.63%	3.59%	3.45%	3.58%	3.50%
	Net interest margin – FTE (G*H)/I	3.64%	3.59%	3.46%	3.59%	3.51%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$75,486	$74,050	$69,236	$221,451	$207,317
(G)	Net interest income – FTE	75,630	74,194	69,406	221,887	207,892
(J)	Plus: noninterest income (GAAP)	22,448	23,221	24,455	67,825	70,547
(K)	Less: gains/losses on investment securities and partnership investments	(712)	(929)	(2,779)	(2,678)	(5,049)
(L)	Less: depreciation – leased equipment	(907)	(999)	(1,672)	(3,194)	(5,570)
(M)	Total net revenue (GAAP) (F+J)	97,934	97,271	93,691	289,276	277,864
(N)	Total net revenue – adjusted (G+J–K–L)	96,459	95,487	89,410	283,840	267,820
(O)	Noninterest expense (GAAP)	49,443	49,491	50,166	148,520	148,752
(L)	Less:depreciation – leased equipment	(907)	(999)	(1,672)	(3,194)	(5,570)
(P)	Noninterest expense – adjusted (O–L)	48,536	48,492	48,494	145,326	143,182
	Efficiency ratio (GAAP-derived) (O/M)	50.49%	50.88%	53.54%	51.34%	53.53%
	Efficiency ratio – adjusted (P/N)	50.32%	50.78%	54.24%	51.20%	53.46%

		End of Period
		September 30,	June 30,	September 30,
		2024	2024	2023
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,104,253	$1,043,515	$924,250
(R)	Less: goodwill and intangible assets	(83,902)	(83,907)	(83,921)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,020,351	$959,608	$840,329
(T)	Total assets (GAAP)	8,763,946	8,878,003	8,525,058
(R)	Less: goodwill and intangible assets	(83,902)	(83,907)	(83,921)
(U)	Total tangible assets (T–R)	$8,680,044	$8,794,096	$8,441,137
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.60%	11.75%	10.84%
	Tangible common equity-to-tangible assets ratio (S/U)	11.76%	10.91%	9.96%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,104,253	$1,043,515	$924,250
(V)	Actual common shares outstanding	24,514,383	24,507,023	24,429,083
	Book value per common share (GAAP-derived) (Q/V)*1000	$45.05	$42.58	$37.83
	Tangible common book value per share (S/V)*1000	$41.62	$39.16	$34.40

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